United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

June 3, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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our ability to obtain sufficient funding to continue to pursue our business plan;

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our ability to perform our obligations under our loan agreements;

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competition within our chosen markets and industries;

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the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

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trends affecting our limited manufacturing capabilities;

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our ability to meet customer demands;

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our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

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our need for future additional financing;

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trends affecting the commercial acceptability of our products;

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our ability to protect and enforce our current and future intellectual property; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 3.02 Unregistered Sales of Equity Securities.

On May 22, 2015, we executed a Stock Option Agreement granting an option to purchase 2,000,000 shares of our common stock, which are comprised of “restricted securities” as defined in SEC Rule 144, at $0.25 per share, for services rendered.  These options expire on November 30, 2015.

We accepted subscriptions to purchase 1,000,000 shares of our common stock, also comprised of “restricted securities,” for aggregate consideration of $250,000 or $0.25 per share, on May 26, 2015, from three “accredited investors” who were non-“U.S. Persons.”

We accepted subscriptions to purchase 1,200,000 shares of our common stock, also comprised of “restricted securities,” for aggregate consideration of $300,000 or $0.25 per share, on May 28, 2015, from two “accredited investors” who were also non-“U.S. Persons.”

On June 3, 2015, we resolved to issue an aggregate total of 11,025,000 shares of our common stock, also comprised of “restricted securities,” as compensation to management and legal counsel, for services rendered.

On June 3, 2015, we executed a Stock Option Agreement granting an option to purchase 3,000,000 shares of our common stock, which are also comprised of “restricted securities,” at $0.25 per share, for services rendered.  These options are for a three year term and expire on June 30, 2018.

Sales of Unregistered Equity Securities

Date*	Subscribers*	Shares*	Consideration*
5/26/2015	Three private investors	1,000,000	$250,000
5/28/2015	Two private investors	1,200,000	$300,000
6/3/2015	CEO	5,000,000	Services
6/3/2015	Vice President and Secretary	2,500,000	Services
6/3/2015	President	2,500,000	Services
6/3/2015	CFO	25,000	Services
6/3/2015	Attorney	1,000,000	Services

Options granted

Date*	Option Grantees*	Shares*	Consideration*
5/22/215	Private investor	2,000,000	Services
6/3/2015	Private Non –“U.S. Person”	3,000,000	Services

All of these shares were offered and sold in transactions exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) thereof, Rule 506(b) of SEC Regulation D or under SEC Regulation S, as applicable, which exempts offers and sales of securities, respectively, to “accredited investors” and non-“U.S. Persons.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	June 5, 2015	By:	/s/ Mark L. Meriwether
Mark L. Meriwether
Vice President, Secretary and a Director